                  THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                     --------------------------------------
                          UNIVERSAL DISPLAY CORPORATION

                          COMMON STOCK PURCHASE WARRANT
                     --------------------------------------




                  This certifies that, for good and valuable consideration, Universal Display Corporation, a Pennsylvania corporation (the "Company"), grants to Gerard Klauer Mattison & Co., Inc., or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company 186,114 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the purchase price per share of $15.24 (the "Exercise Price"), from time to time, prior to 5:00PM Eastern Standard Time on August 21, 2008 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms shall have the meanings set forth in Section 18 of this Warrant.



Certificate No.:  D-1

Number of Warrant Shares:  186,114

Name of Warrantholder:  Gerard Klauer Mattison & Co., Inc.

         1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

                  1.1. Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

                           (a) the surrender of this Warrant to the Company,
with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                           (b) the delivery of payment to the Company, for the
account of the Company, by cash, by wire transfer of immediately available funds or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.2 below).

                  1.2.     Conversion Right (Cashless Exercise).

                           (a) In lieu of the payment of the Exercise Price, the
Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price; provided, however, that the Warrantholder shall be required to pay the par value for any shares of Common Stock so delivered) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant (or portion thereof being converted) at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares of Common Stock issuable upon exercise of the Warrant (or portion thereof being converted) immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                           (b) The Conversion Right may be exercised by the
Warrantholder on any Business Day prior to the Expiration Date by delivering the Warrant Certificate, together with a duly executed Exercise Form (with the conversion section completed), to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Warrantholder will be issued pursuant to such conversion.

                           (c) Fair Market Value of a share of Common Stock as
of a particular date (the "Determination Date") shall mean:

                               (i)      If the Common Stock is listed on a
         national securities exchange, then the Fair Market Value shall be the average of the last ten (10) "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last ten (10) Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last ten (10) "daily sales prices" of the Common Stock on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on the last ten (10) Business Days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

                               (ii) If the Common Stock is not so listed or if no such sale is made on at least nine (9) of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board (which determination shall be described in detail in the written notice delivered to the Warrantholder together with the Common Stock certificates).

                  1.3. Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act.

                  1.4. Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within ten (10) Business Days after the due exercise of this Warrant in accordance with the terms hereof. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

                  1.5. Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                  1.6.     Divisibility of Warrant; Transfer of Warrant.

                           (a) Subject to the provisions of this Section 1.6,
this Warrant may be divided into warrants of at least ten thousand (10,000) shares, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

                           (b) Upon surrender of this Warrant to the Company
with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall automatically be canceled. Each Warrantholder agrees that prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if reasonably requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act and is otherwise in accordance with applicable state securities laws. In addition, the Warrantholder and the transferee shall execute any documentation reasonably required by the Company to ensure compliance with the Securities Act. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

         2.       Restrictions on Transfer; Restrictive Legends.

                  Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                  Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if: (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel reasonably satisfactory to the Company, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares, as the case may be, may be sold without restriction (including, without limitation, as to volume) pursuant to Rule 144(k) promulgated under the Securities Act.

                  3.       Company Representations, Warranties and Covenants.

                  The Company hereby represents, warrants, covenants and agrees as follows:

                           3.1. All Warrant Shares which are issued upon the
exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances (other than those created by the Warrantholder or any predecessor-in-interest thereof) with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

                           3.2. During the period within which this Warrant may
be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant;

                           3.3. The Company will, from time to time, take all
such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price;

                           3.4. The Company shall not, by amendment of its
certificate of incorporation or through any reorganization, transfer of assets, spinoff, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment;

                           3.5. This Warrant has been duly authorized and
executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights;

                           3.6. The execution and delivery of this Warrant are
not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, in violation of the Company's certificate of incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency (other than such consents, approvals, notices, actions or filings as have already been obtained or made); and

                           3.7. The authorized capital stock of the Company
consists of (a) 50,000,000 shares of Common Stock, of which 17,047,080 shares were issued and outstanding as of August 17, 2001, and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 505,000 shares were issued and outstanding as of August 22, 2001. All issued and outstanding shares of the Company have been duly authorized and validly issued, and are fully paid and nonassessable, and such shares have been issued in compliance with all applicable federal and state securities laws.

                  4.       Loss or Destruction of Warrant.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

                  5.       Ownership of Warrant.

                  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

                  6.       Investment Representation.

                  The Warrantholder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;
(ii) has the ability to bear the economic risks of such Warrantholder's prospective investment, including a complete loss of Warrantholder 's investment in this Warrant and the shares of Common Stock issuable upon the exercise thereof (collectively, the "Securities"); (iii) has been furnished with and has had access to such information as such Warrantholder has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had the opportunity to ask questions concerning the Company and had all questions which have been asked by such Warrantholder satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. The Warrantholder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant and all securities acquired upon any and all exercises of this Warrant are purchased for the Warrantholder 's own account for investment, and not with a view to distribution of either this Warrant or any of the shares of Common Stock issuable upon the exercise thereof.


                  7.       Certain Adjustments.


                           7.1. The number of Warrant Shares purchasable upon
the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                                (a) Stock Dividends. If at any time while this
Warrant is outstanding (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or splitup of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (h).

                                (b) Combination of Stock. If the number of
shares of Common Stock outstanding at any time while this Warrant is outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (h).

                                (c) Reorganization, Merger, etc. If any capital
reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Transaction"), shall be effected while this Warrant is outstanding in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such Transaction by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised in full immediately before such Transaction. On the earlier of the day on which the Company (A) publicly announces such Transaction or (B) notifies its shareholders of such proposed Transaction, the Company shall execute and deliver to the Warrantholder a certificate setting forth the Warrantholder's rights as set forth in the preceding sentence. The successor entity in any such Transaction shall assume the Company's obligations hereunder simultaneously or prior to such Transaction. The provisions of this
Section 7.1(c) shall similarly apply to successive Transactions.

                                (d) Stock and Rights Offering at Less than
Exercise Price.


                                    (i)      If the Company, at any time while
         this Warrant is outstanding shall issue or sell to all holders of its Common Stock, or fix a record date for the issuance or sale to all holders of its Common Stock of, (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the Exercise Price on the date of such issuance or sale or on such record date then, immediately after the date of such issuance or sale or such record date, the Exercise Price shall be adjusted by reducing it to the lowest of the following prices:

                                             (I) the price calculated by
                  dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale or fixing of record date, multiplied by the then existing Exercise Price, plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale, by
                  (B) the total number of shares of Common Stock outstanding immediately after such issue or sale or fixing of record date; and

                                             (II) the price calculated by
                  multiplying the then existing Exercise Price by a fraction,
                  (A) the numerator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale or fixing of record date multiplied by the Fair Market Value per share of Common Stock immediately prior to such issue or sale or fixing of record date plus (y) the cash consideration received by the Company upon such issue or sale, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately after such issue or sale or fixing of record date times the Fair Market Value per share of Common Stock immediately prior to such issue or sale or fixing of record date.

                                    (ii)     In case the Company shall issue or
         sell any Additional Securities while this Warrant is outstanding at a price per share (or having a conversion price, or exchange or exercise price per share) lower than the Exercise Price on the date of such issuance or sale then, immediately after the date of such issuance or sale, the computations, adjustments and readjustments provided for in
         Section 7.1(d)(i) with respect to the Exercise Price shall be made in a manner as similar as possible to the method so provided and shall be applied to determine the amount of Additional Securities from time to time receivable upon the exercise of this Warrant so as to protect the Warrantholders against such dilution of the purchase right.

                                (e) Distributions to All Holders of Common
Stock. Except to the extent adjusted for pursuant to Section 7.1(d)(i) hereof, if the Company shall, at any time while this Warrant is outstanding, distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including cash dividends or other cash distributions, whether paid from retained earnings of the Company or otherwise) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of the Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this

Section 7.1(e). The Company shall, on the same day on which it mails such notice to the other holders of its Common Stock, mail by first class, postage prepaid, to the Warrantholder, notice that such distribution will take place.

                                (f) Fractional Shares. No fractional shares of
Common Stock shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

                                (g) Carryover. Notwithstanding any other
provision of this Section 7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                                (h) Exercise Price Adjustment. Whenever the
number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 7.1, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                           7.2. Rights Offering. In the event the Company shall
effect an offering of Common Stock pro rata among its common stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall, on the same day on which it mails such notice to its other holders of its Common Stock, mail by first class, postage prepaid, to the Warrantholder, notice that such rights offering will take place.

                           7.3. Other Dilutive Events. In case any event shall
occur as to which the provisions of Section 7.1 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such section, then, in each such case, the Board of Directors of the Company shall, in its good faith judgment and at its expense, determine the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 7.1, necessary to preserve without dilution the purchase rights represented by this Warrant. Upon such determination by the Board of Directors, the Company shall make the adjustment so determined.

                           7.4. Notice of Adjustments. Whenever the number of
Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments setting forth in reasonable detail the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                           7.5. Notice of Extraordinary Corporate Events. In
case the Company after the date hereof shall propose to (a) distribute any dividend (whether stock or cash or otherwise) to all holders of shares of Common Stock or to make any other distribution to all holders of shares of Common Stock, (b) offer to all holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (c) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder notice of such proposed action, which notice shall specify the date on which (i) the books of the Company shall close, or (ii) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (iii) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed in the case of any action covered by clause (a),(b) or (c) above on the date on which such notice is mailed to the other holders of the Common Stock.

                           7.6. Effect of Failure to Notify. Failure to file any
certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 7.1 through Section 7.5 inclusive shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                  8.       Registration Rights.

                           8.1. Shelf Registration Statement. On or prior to the
30th day after the date hereof, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Securities unless the Holder notifies the Company in writing of its election to exclude some or all of its Registrable Securities from such

Registration Statement. The Registration Statement shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form).

                           8.2. Incidental Registration.

                                (a) If at any time the Company proposes to
register any of its Common Stock under the Securities Act by registration on any form other than Form S-4 or S-8, whether or not for sale for its own account, it shall each such time give prompt written notice to all registered Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 8.2, unless all of the Registrable Securities are included in a Registration Statement pursuant to Section 8.1. Upon the written request of any such Holder (a "Requesting Holder") made as promptly as practicable and in any event within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended method of disposition), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof to the extent required to permit the disposition of such Registrable Securities in accordance with the intended methods thereof described as aforesaid; provided, however, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter, if any, of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; provided, further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith), without prejudice, however, to the rights of a Holder under Section 8.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

                                (b) If the managing underwriter of any
underwritten offering under this Section 8.2 shall inform the Company by letter that, in its opinion, the number or type of Registrable Securities requested to be included in such registration would adversely affect such offering, and the

Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, all securities proposed to be registered by the holders of the Preferred Stock, the Notes and the Investor Warrants, as well as holders of the Common Stock issued upon the conversion of or payment of dividends or interest on the Preferred Stock and/or the Notes and upon the exercise of the Investor Warrants; third, such Registrable Securities requested to be included in such registration pursuant to this Warrant, pro rata among such Requesting Holders on the basis of the estimated proceeds from the sale thereof; and fourth, all other securities proposed to be registered.

                  9. Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Sections 8.1 and 8.2, the Company shall:

                           9.1. Prepare and file promptly with the SEC a
registration statement or statements or similar documents (the "Registration Statement") with respect to all Registrable Securities, and thereafter use its reasonable best efforts to cause the Registration Statement to become effective and keep the Registration Statement effective pursuant to Rule 415 at all times during the Effectiveness Period (as such term is defined in Section 9.2 below), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), in each case, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                           9.2. Prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective (subject to Section 10.6) until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144(k) (the "Effectiveness Period") and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period;

                           9.3. Furnish to each Holder whose Registrable
Securities are included in the Registration Statement (without charge to the Holders) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder in connection with the offering and the sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

                           9.4. Use its best efforts to (a) register and qualify
the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders who hold a majority in interest of the Registrable Securities reasonably request, (b) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect and (d) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 9.4 or to take any action that that would subject it to general service of process in any jurisdiction where it is not then so subject or subject the Company to any tax in any jurisdiction where it is not then subject;

                           9.5. (a) In the case of registration contemplated by
Section 8.2, in the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and (b) in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 12.1;

                           9.6. Promptly notify each Holder of the happening of
any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

                           9.7. Promptly notify each Holder who holds
Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

                           9.8. Permit a single firm of counsel designated as
selling stockholders' counsel by the Holders who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto at least three Business Days prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects within such 3 Business Day period;

                           9.9. In the case of registration contemplated by
Section 8.2, in the event of an underwritten offering, the Company shall, at the request of the Holders who hold a majority in interest of the Registrable Securities being sold in such registration, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (a) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (b) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters;

                           9.10. Make available for inspection by any Holder,
any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

                           9.11. Cooperate with the Holders who hold Registrable
Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Holders may reasonably request;

                           9.12. Promptly notify each Holder when the prospectus
or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and

                           9.13. Maintain a transfer agent for the Company's
shares of Common Stock and the Registrable Securities.

                  10.      Obligations of the Holders.

                           10.1. It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Warrant with respect to each Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least three (3) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder (the "Requested Information") if such Holder elects to have any of its Registrable Securities included in the Registration Statement. If within such three (3) Business Day period the Company has not received the Requested Information from a Holder (a "Non-Responsive Holder") and the Company has properly notified such Holder in accordance with the preceding sentence, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder;

                           10.2. Each Holder, by its acceptance of the
Registrable Securities, agrees to reasonably cooperate with the Company in connection with the preparation and filing of any registration statement hereunder, unless (a) in the case of registration contemplated by Section 8.1, such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement and thereby waive any rights against the Company under Section 8.1, or (b) in the case of incidental registration pursuant to Section 8.2, such Holder has decided not to participate;

                           10.3. In the case of registration contemplated by
Section 8.2, in the event of an underwritten offering, each Holder agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has decided not to participate;

                           10.4. Each Holder agrees that, upon receipt of any
notice from the Company of the happening of any event of the kind described in
Section 9.6, 9.7 or 10.6, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.6 or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.;

                           10.5. No Holder may participate in any underwritten
registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such Holder's pro rata portion of all underwriting discounts and commissions; and

                           10.6. Subject to the last sentence of this Section
10.6, the Company may by written notice require that the Holders immediately cease sales of Registrable Securities (for a period not to exceed five consecutive trading days in any one instance and for a period not to exceed twenty trading days in any twelve-month period) pursuant to a Registration Statement at any time that (i) the Company becomes engaged in a business activity or negotiation which is not disclosed in a Registration Statement (or the prospectus included therein) which the Company reasonably believes must be disclosed therein under applicable law and which the Company desires to keep confidential for business purposes, (ii) the Company determines that a particular disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Company or its business or prospects or (iii) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act (each of (i), (ii) or (iii), a "Material Condition"). The Company shall not be required to disclose to the Holders which of the reasons specified in (i), (ii) or (iii) above is the basis for requiring a suspension of sales due to the occurrence of a Material Condition. The Company will use its reasonable best efforts to ensure that the use of the Registration Statement (and the prospectus included therein) may be resumed as soon as it is practicable. The Company may not suspend sales of Registrable Securities under a Registration Statement pursuant to this Section
10.6 more than four (4) times during any twelve-month period.

                  11. Expenses of Registration.All expenses (other than underwriting discounts and commissions) incurred in connection with registration, filings or qualifications pursuant to Sections 8 and 9, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel for the Holders, such fees and disbursements of counsel for the Holders not to exceed an aggregate amount of $25,000.

                  12. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                           12.1. To the extent permitted by law, the Company
will indemnify and hold harmless each Holder who holds such Registrable

Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, who sign the Registration Statement, each person, if any, who controls such Holder, any underwriter (as defined in the Securities Act) for the Holders, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Holder"), against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,. Subject to the restrictions set forth in Section 12.3 with respect to the number of legal counsel, the Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party. If multiple claims are brought against an Indemnified Holder in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Section 12 with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 12.1 (x) shall not apply to a Claim arising out of or based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to a Claim arising out of or based upon the Holder's use of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Holder and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 15.

                           12.2. In connection with any Registration Statement
in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 12.1, the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively and together with an Indemnified Holder, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement or the Holder's use of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective; and such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 12.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the Holder shall in no event be liable under this Section 12.2 for any amount of a Claim that exceeds the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                           12.3. Promptly after receipt by an Indemnified Party
under this Section 11 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 12, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Holders; such legal counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities. The failure by an Indemnified Party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 12, except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  13. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 12 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 12, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  14. Reports Under Securities Exchange Act of 1934.With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                                (a) comply with the requirements of paragraph
(c) of Rule 144 with respect to current public information about the Company;

                                (b) file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                                (c) furnish to each Holder so long as such
Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

                  15. Assignment of Registration Rights. The right to have the Company register Registrable Securities pursuant to this Warrant shall be automatically assigned by the Holders to transferees or assignees of this

Warrant or such Registrable Securities, provided that immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee would be subject to restrictions under the Securities Act. The term "Holders" as used herein shall include permitted assignees and transferees.

                  16. Amendments. Any provision of this Warrant (including registration rights) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder and the Company.

                  17. Expiration of the Warrant. The right to exercise this Warrant shall terminate on the Expiration Date. All terms of this Warrant applicable to the Warrant Shares, including, without limitation, Sections 8 through 15, inclusive (but excluding Sections 7.1 through 7.5, inclusive), shall survive exercise and/or expiration of this Warrant.

                  18. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:



                  Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

                  Additional Securities: all shares of Common Stock or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, issued or sold by the Company after the date hereof (collectively, "Common Stock Equivalents" and together with Common Stock hereafter called the "CS Securities"), excluding: (i) any CS Securities (or shares of Common Stock issued upon conversion, exchange or exercise, as the case may be, of such Common Stock Equivalents) for which an adjustment has been made pursuant to Section 7.1(a), 7.1(b), 7.1(c), clause (i) of Section 7.1(d) or 7.1(e); (ii) the Warrant Shares; (iii) any options (or shares of Common Stock issued upon exercise of such options) issued pursuant to a stock option plan which is approved by the Board of Directors of the Company;
(iv) shares of Common Stock issued upon conversion, exchange, or exercise, as the case may be, of Common Stock Equivalents, for which an adjustment has been made in accordance with Section 7.1(d)(ii) upon issuance of such Common Stock Equivalents; (v) the issuance of CS Securities under the PPG Agreement or the Motorola Agreement, (vi) up to 1,000,000 CS Securities issued in connection with any contractual strategic alliances approved by the Company's Board of Directors, (vii) the issuance of any CS Securities representing or convertible into up to 50,000 shares of Common Stock in any single transaction; provided that this subsection (vii) shall only apply to the first 50,000 shares in the aggregate issued in any consecutive 12 month period and 150,000 in the aggregate, (viii) CS Securities issued or issuable pursuant to the Notes, Preferred Stock, Investor Warrants or any other Transaction Document or pursuant to the anti-dilution provisions thereof, (ix) any CS Securities issuable upon the exercise of, or pursuant to the anti-dilution provisions contained within, any options, restricted stock awards, preferred stock or warrants outstanding on the date hereof (but not to the extent amended hereafter), or (x) any Common Stock issued upon the conversion of exercise of any Common Stock Equivalents outstanding as of the date hereof (but not to the extent amended hereafter).

                  Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in The City of New York, State of New York.

                  Claims:  the meaning specified in Section 12.1.

                  Common Stock: the meaning specified on the cover of this Warrant.

                  Company:  the meaning specified on the cover of this Warrant.

                  Consolidated Net Worth: as of any date herein specified, the total consolidated assets of the Company and its Subsidiaries minus the total consolidated liabilities of the Company and its Subsidiaries (exclusive of any liabilities associated with this Warrant) as determined from the consolidated balance sheet of the Company and its Subsidiaries from the most recent fiscal quarter, which consolidated balance sheet shall be prepared in accordance with generally accepted accounting principles, shall be in reasonable detail, and shall be certified as complete and correct by the chief financial or accounting officer of the Company.

                  Determination Date:  the meaning specified in Section 1.2(c).

                  Exchange Act: the meaning specified in Section 12.1 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

                  Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

                  Exercise Price: the meaning specified on the cover of this Warrant.

                  Expiration Date: the meaning specified on the cover of this Warrant.

                  Fair Market Value: the meaning specified in Section 1.2(c).

                  Holder(s): holder(s) of Registrable Securities.

                  Indemnified Holder: the meaning specified in Section 12.1.

                  Indemnified Party: the meaning specified in Section 12.2.

                  Inspectors: the meaning specified in Section 9.10.

                  Investor Warrants: the warrants to purchase shares of Common Stock granted by the Company as of August 22, 2001 (other than this Warrant).

                  Motorola Agreement: means collectively the License Agreement dated as of September 29, 2000 between the Company and Motorola, Inc., the Stock Purchase Warrant granted to Motorola, Inc. on September 29, 2000 and the Securities Purchase Agreement dated as of September 29, 2000 between the Company and Motorola, Inc.

                  Nasdaq: the meaning specified in Section 1.2(c)(i).

                  National Market: the meaning specified in Section 1.2(c)(i).

                  Non-Responsive Holder: the meaning specified in Section 10.1.

                  Notes: the Company's Convertible Promissory Notes in the aggregate principal amount of $15 million dated as of August 22, 2001.

                  PPG Agreement: means collectively, the Development and License Agreement dated as of October 1, 2000 between the Company and PPG Industries, Inc., as amended, and the Stock Purchase Warrant granted to PPG Industries, Inc. on October 1, 2000.

                  Preferred Stock: the Company's Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.

                  Registrable Securities: (i) the Warrant Shares and other securities issued or issuable upon exercise of the Warrants and (ii) any securities issued or issuable with respect to any Common Stock or other securities referred to in subdivision (i) by way of stock dividend or stock split or in connection with a combination or other reorganization or otherwise; provided, however, that Registrable Securities shall not include any securities of the Company eligible for sale by the Holder under 144(k) of the Securities Act.

                  Registration Statement: the meaning specified in Section 9.1.

                  Requested Information: the meaning specified in Section 10.1.

                  Requesting Holder: the meaning specified in Section 8.2(a).

                  Rule 144: the meaning specified in Section 14.

                  Rule 415: Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis.

                  SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  Subsidiary: the meaning specified in Rule 405 under the Securities Act.

                  Transaction: the meaning specified in Section 7.1(c).

                  Transaction Documents: means collectively, (i) the Securities Purchase Agreement and the Registration Rights Agreement, each dated as of August 22, 2001 among the Company and the other signatories named therein, (ii) the Preferred Stock, Notes, Investor Warrants and all shares of Common Stock issuable upon the conversion of or payment of dividends or interest on the Preferred Stock and/or Notes and upon the exercise of the Investor Warrants,
(iii) each of the Statements of Designation for the Company's Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and any other documents or agreements executed in connection with the transactions contemplated by the Securities Purchase Agreement dated as of August 22, 2001 among the Company and the purchasers named therein.

                  Violation: the meaning specified in Section 12.1.

                  Warrantholder: the meaning specified on the cover of this Warrant.

                  Warrant Shares: the meaning specified on the cover of this Warrant.

                  19.      Miscellaneous.

                           19.1. Entire Agreement. This Warrant constitutes the
entire agreement between the Company and the Warrantholder with respect to the Warrants.

                           19.2. Binding Effects; Benefits. This Warrant shall
inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                           19.3. Section and Other Headings. The section and
other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                           19.4. Pronouns. All pronouns and any variations
thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                           19.5. Further Assurances. Each of the Company and the
Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

                           19.6. Notices. All notices and other communications
required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                                 (a)     if to the Company, addressed to:

                                         Universal Display Corporation
                                         375 Phillips Blvd.
                                         Ewing, NJ 08618
                                         Attn: Sidney D. Rosenblatt


                                 (b)     if to the Warrantholder, addressed to:

                                         the address of such Warrantholder
                                         appearing on the books of the Company.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

                           19.7. Separability. Any term or provision of this
Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                           19.8. Governing Law. This Warrant shall be deemed to
be a contract made under the laws of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

                  No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.



                                         UNIVERSAL DISPLAY CORPORATION



                                         By: /s/ Sidney Rosenblatt
                                             ------------------------------
                                             Name: Sidney Rosenblatt
                                             Title: Chief Financial Officer















Dated:   August 22, 2001

                                                                       Exhibit A
                                                                       ---------




                                  EXERCISE FORM
                                  -------------

                 (To be executed upon exercise of this Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders (i) payment for such Warrant Shares to the order of Universal Display Corporation in the amount of $__________ or (ii) Warrants to purchase __________ shares of Common Stock in order to exercise the Conversion Right (as defined in Section 1.2 of the Warrant) and payment of the par value for _________ of the Warrant Shares, in either case, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is _______________
____________________________________________________.




Dated:______________


                                       Signature_____________________________


                                                _____________________________
                                                        (Print Name)

                                                _____________________________
                                                      (Street Address)

                                                _____________________________
                                                  (City)  (State)  (Zip Code)


Signed in the Presence of:


________________________

                                                                       Exhibit B
                                                                       ---------




                                 ASSIGNMENT FORM
                                 ---------------

               (To be executed only upon transfer of this Warrant)

                  For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of Universal Display Corporation to which such Warrant relates and all other rights of the Warrantholder under the within Warrant (including, without limitation, the registration rights provided in Section 8 of the within Warrant), and appoints ______________________ Attorney to make such transfer on the books of Universal Display Corporation maintained for such purpose, with full power of substitution in the premises.



Dated: ___________________


                                       Signature_____________________________


                                                _____________________________
                                                        (Print Name)

                                                _____________________________
                                                      (Street Address)

                                                _____________________________
                                                 (City)   (State)  (Zip Code)



Signed in the presence of:


_____________________________